EXHIBIT 99.1

WisdomTree Announces Third Quarter 2016 Results

$0.06 diluted EPS for the quarter

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – October 28, 2016 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $8.0 million or $0.06 diluted EPS in the third quarter. This compares to $23.3 million or $0.17 diluted EPS in the third quarter of last year and $3.7 million or $0.03 diluted EPS (as adjusted, $9.6 million or $0.07 diluted EPS (non-GAAP measures1)) in the second quarter of 2016.

WisdomTree CEO and President Jonathan Steinberg said, “This quarter, we continue to build upon strong U.S. equity flows despite experiencing outflows, as Japan and Europe exposures remained broadly out of favor.”

Mr. Steinberg added, “We stay focused on making the prudent investments required to compete in a rapidly changing global industry while being mindful of shareholder returns. The DOL’s fiduciary rule is driving rapid change in the asset management industry. WisdomTree is uniquely positioned to benefit from the anticipated industry shifts, offering the best of both active and passive strategies based on our proprietary methodologies.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Sept. 30, 2016	Jun. 30, 2016	Sept. 30, 2015	Jun. 30, 2016	Sept. 30, 2015
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$37.7	$38.0	$53.0	(0.8%)	(28.9%)
Net outflows	$(2.4)	$(4.9)	$(0.7)	51.0%	(242.9%)
Average AUM	$38.7	$41.8	$59.6	(7.4%)	(35.1%)
Average advisory fee	0.51%	0.52%	0.53%	(0.01)	(0.02)
Market share of industry inflows	n/a	n/a	n/a	n/a	n/a

European listed ETPs ($, in millions):
AUM	$1,018.8	$952.0	$695.7	7.0%	46.4%
Net inflows	$33.1	$47.5	$253.3	(30.3%)	(86.9%)
Average advisory fee	0.66%	0.68%	0.69%	(0.02)	(0.03)

Canadian listed ETFs ($, in millions):
AUM	$68.4	$—	$—	n/a	n/a
Net inflows	$68.5	$—	$—	n/a	n/a
Average advisory fee	0.51%	n/a	n/a	n/a	n/a

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Total revenues	$51.8	$56.0	$80.8	(7.5%)	(35.9%)
Net income	$8.0	$3.7	$23.3	117.9%	(65.8%)
Diluted earnings per share	$0.06	$0.03	$0.17	$0.03	$(0.11)
Pre-tax margin	27.5%	19.9%	49.0%	7.6	-21.5
Non-GAAP[1]:
Net income, as adjusted	$—	$9.6	—	—	—
Diluted earnings per share, as adjusted	$—	$0.07	—	—	—
Pre-tax margin, as adjusted	—	30.6%	—	—	—

U.S. listed ETFs
Gross margin[1] (non-GAAP)	80.5%	81.5%	87.2%	-1.0	-6.7
Pre-tax margin	32.3%	35.6%	52.3%	-3.3	-20.0

Recent Business Developments

Company News

•	In August 2016, the Company announced it was named to Forbes’® 2016 list of “America’s 50 Most Trustworthy Financial Companies”
•	In September 2016, the Company announced the naming of Anita Rausch as Head of Capital Markets; and that it bolstered the Institutional Distribution Team to capture expanding market opportunity with the hiring of Christina Cryer as Head of U.S. Consultant Relations and Nate Miles as Head of U.S. Retirement Solutions

U.S. Listed Product News

•	In August 2016, the Company announced the closing and liquidation of six WisdomTree ETFs; and the Company celebrated the one-year anniversary of The WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund (AGGY)

European Listed Product News

•	In July 2016, the Company announced the launch of the ICBCCS WisdomTree S&P China 500 UCITS ETF on the London Stock Exchange
•	In September 2016, the Company announced the launch of the ICBCCS WisdomTree S&P China 500 UCITS ETF in offshore yuan on the London Stock Exchange; and announced that Morgan Lee was appointed as the new Head of European Distribution
•	In October 2016, the Company announced that it would host a new series of ETF Roadshow events in London in collaboration with BMO Global Asset Management, ETF Securities and Source

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) were $37.7 billion at September 30, 2016, down 0.8% from June 30, 2016 primarily due to $2.4 billion of net outflows partly offset by $2.0 billion of market appreciation. U.S. listed AUM was down 28.9% from September 30, 2015 primarily due to net outflows in Q4 2015 and 2016. Net outflows were primarily in our two largest funds, HEDJ and DXJ.

European listed AUM was $1.0 billion at September 30, 2016, up 7.0% from June 30, 2016 primarily due to market appreciation of $33.7 million and net inflows of $33.1 million. European listed AUM was up 46.4% from September 30, 2015 primarily due to net inflows.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 74% of the $37.0 billion invested in our ETFs and 62% (46 of 74) of our ETFs outperformed their comparable Morningstar average since inception as of September 30, 2016.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Third Quarter Financial Discussion

Revenues

Total revenues decreased 35.9% from the third quarter of 2015 and 7.5% from the second quarter of 2016 due to declines in our AUM primarily in our two largest ETFs. Our average U.S. advisory fee decreased to 0.51% from 0.52% during the quarter due to product mix.

Margins

Gross margin1 for our U.S. listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 80.5% in the third quarter of 2016 as compared to 87.2% in the third quarter of 2015 and 81.5% in the second quarter of 2016. The decline over these periods was due to lower average AUM as well as the costs due to additional ETF launches.

Pre-tax margin was 27.5% in the third quarter of 2016 as compared to 49.0% in the third quarter of 2015 and 19.9% (as adjusted, 30.6%, (a non-GAAP measure1)) in the second quarter of 2016. Pre-tax margin for our U.S. listed ETF business was 32.3% in the third quarter of 2016 as compared to 52.3% in the third quarter of 2015 and 35.6% in the second quarter of 2016.

Expenses

Total expenses decreased 8.9% from the third quarter of 2015 primarily due to lower compensation. Total expenses decreased 16.2% from the second quarter of 2016 principally as a result of the $6.0 million European buyout charge recorded in the second quarter.

•	Compensation and benefits expense declined 21.0% from the third quarter of 2015 to $15.3 million due to lower accrued incentive compensation relating to year-to-date outflows we experienced partly offset by higher headcount related expenses to support our growth and higher stock-based compensation due to equity awards we granted as part of 2015 incentive compensation. Our headcount was 151 in the U.S. and 203 globally at the end of the quarter.

This expense increased 6.9% from the second quarter of 2016 due to changes in accrued incentive compensation as well as headcount related expenses associated with our European business.

•	Fund management and administration expense declined 1.4% from the third quarter of 2015 primarily due to lower fund costs for our U.S. listed ETF business as a result of lower average AUM partly offset by higher costs for additional fund launches by our European and Canadian businesses.

This expense declined 2.3% compared to the second quarter of 2016 primarily due to lower fund costs for our U.S. listed ETF business partly offset by higher costs due to our Canadian listed products. We had 93 U.S. listed ETFs, 94 European ETPs and 6 Canadian ETFs at the end of the quarter.

•	Marketing and advertising expense was essentially unchanged from the third quarter of 2015 and declined 21.2% from the second quarter of 2016 to $3.6 million primarily due to lower levels of marketing related activities in the U.S.

•	Sales and business development expense increased 26.1% from the third quarter of 2015 due to higher spending for sales data related initiatives.

This expense decreased 19.8% from the second quarter of 2016 to $3.1 million primarily due to lower levels of sales related activities.

•	Professional and consulting fees decreased 34.1% from the third quarter of 2015 primarily due to fees incurred in the prior year associated with our acquisition of the GreenHaven family of commodity ETFs, which was completed in January 2016.

This expense decreased 24.2% from the second quarter of 2016 to $1.0 million primarily due to lower recruiting expenses.

•	Occupancy, communications and equipment expense increased 24.2% from the third quarter of 2015 primarily due to technology initiatives and higher costs for our office space in London.

This expense increased 18.4% from the second quarter of 2016 to $1.5 million primarily due to real estate taxes on our U.S. office space.

•	Depreciation and amortization expense was essentially unchanged from the third quarter of 2015 and the second quarter of 2016.

•	Third-party sharing arrangements expense increased 28.2% from the third quarter of 2015 to $0.6 million due to higher fees to our third party marketing agent in Latin America. This expense was essentially unchanged from the second quarter of 2016.

•	Acquisition payment expense was $6.0 million in the second quarter of 2016, which was incurred in connection with the completion of the buyout of the remaining minority stake in our European business in May 2016.

•	Other expense was essentially unchanged from the third quarter of 2015 and the second quarter of 2016.

•	Our effective income tax rate for the third quarter of 2016 was 44.1%, which resulted in income tax expense of $6.3 million. Our tax rate differs from the federal statutory tax rate of 35% primarily due to a valuation allowance on our foreign net operating losses and state and local income taxes.

Balance Sheet

As of September 30, 2016, the Company had total assets of $248.5 million which consisted primarily of cash and cash equivalents of $178.1 million, accounts receivable of $17.3 million and investments of $16.2 million. There were approximately 136.4 million shares of common stock outstanding as of September 30, 2016. Fully diluted weighted average shares outstanding were 135.2 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on November 23, 2016 to stockholders of record as of the close of business on November 9, 2016.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 28, 2016 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Financial growth in recent years may not provide an accurate representation of the financial growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from two products – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of these funds and our ability to maintain the AUM of these funds, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $38.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”

Contact Information:

Investor Relations

WisdomTree Investments, Inc.

Jason Weyeneth, CFA

+1.917.267.3858

jweyeneth@wisdomtree.com

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom / Melissa Chiles

+1.917.267.3735 / +1.917.267.3797

jzaloom@wisdomtree.com / mchiles@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Sept. 30, 2015	Jun. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015	% Change
Revenues:
Advisory fees	$51,553	$55,931	$80,520	-7.8%	-36.0%	$168,099	$221,709	-24.2%
Other income	236	50	233	372.0%	1.3%	549	744	-26.2%

Total revenues	51,789	55,981	80,753	-7.5%	-35.9%	168,648	222,453	-24.2%
Expenses:
Compensation and benefits	15,328	14,343	19,407	6.9%	-21.0%	44,897	57,677	-22.2%
Fund management and administration	10,372	10,621	10,519	-2.3%	-1.4%	31,037	31,895	-2.7%
Marketing and advertising	3,600	4,566	3,573	-21.2%	0.8%	11,998	10,277	16.7%
Sales and business development	3,075	3,834	2,438	-19.8%	26.1%	9,356	6,414	45.9%
Professional and consulting fees	1,035	1,365	1,570	-24.2%	-34.1%	5,235	4,637	12.9%
Occupancy, communications and equipment	1,469	1,241	1,183	18.4%	24.2%	3,932	3,044	29.2%
Depreciation and amortization	332	330	253	0.6%	31.2%	978	696	40.5%
Third-party sharing arrangements	622	709	485	-12.3%	28.2%	2,238	1,265	76.9%
Acquisition payment	—	5,993	172	n/a	n/a	6,738	693	n/a
Other	1,731	1,823	1,620	-5.0%	6.9%	5,186	4,364	18.8%

Total expenses	37,564	44,825	41,220	-16.2%	-8.9%	121,595	120,962	0.5%

Income before taxes	14,225	11,156	39,533	27.5%	-64.0%	47,053	101,491	-53.6%
Income tax expense	6,270	7,505	16,245	-16.5%	-61.4%	23,375	41,969	-44.3%

Net income	$7,955	$3,651	$23,288	117.9%	-65.8%	$23,678	$59,522	-60.2%

Net income per share – basic	$0.06	$0.03	$0.17			$0.17	$0.44
Net income per share – diluted	$0.06	$0.03	$0.17			$0.17	$0.43
Weighted average common shares – basic	134,046	134,115	136,582			134,541	135,527
Weighted average common shares – diluted	135,190	135,132	138,181			135,583	137,833

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

NON-GAAP SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	U.S. Listed Business Q3/16	European Listed Business Q3/16	Total Q3/16	U.S. Listed Business
							% Change From
				Q3/16	Q2/16	Q3/15	Q2/16	Q3/15
Revenues:
Advisory fees	$49,638	$1,915	$51,553	$49,638	$54,061	$79,242	-8.2%	-37.4%
Other income	322	(86)	236	322	386	230	-16.6%	40.0%

Total revenues	49,960	1,829	51,789	49,960	54,447	79,472	-8.2%	-37.1%
Expenses:
Compensation and benefits	13,639	1,689	15,328	13,639	12,955	17,915	5.3%	-23.9%
Fund management and administration	9,110	1,262	10,372	9,110	9,339	9,666	-2.5%	-5.8%
Marketing and advertising	3,236	364	3,600	3,236	3,975	3,156	-18.6%	2.5%
Sales and business development	3,033	42	3,075	3,033	3,621	2,419	-16.2%	25.4%
Professional and consulting fees	902	133	1,035	902	1,261	1,414	-28.5%	-36.2%
Occupancy, communications and equipment	1,305	164	1,469	1,305	1,138	1,079	14.7%	20.9%
Depreciation and amortization	327	5	332	327	325	249	0.6%	31.3%
Third-party sharing arrangements	622	—	622	622	709	485	-12.3%	28.2%
Other	1,641	90	1,731	1,641	1,739	1,517	-5.6%	8.2%

Total expenses	33,815	3,749	37,564	33,815	35,062	37,900	-3.6%	-10.8%

Income/(loss) before taxes	16,145	(1,920)	14,225	16,145	19,385	41,572	-16.7%	-61.2%
Income tax expense	6,270	—	6,270	6,270	7,607	16,263	-17.6%	-61.4%

Net income/(loss)	$9,875	$(1,920)	$7,955	$9,875	$11,778	$25,309	-16.2%	-61.0%

Pretax margin	32.3%		27.5%	32.3%	35.6%	52.3%
Gross margin	80.5%		78.8%	80.5%	81.5%	87.2%

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$178,132	$210,070
Investments	1,991	—
Accounts receivable	17,282	27,576
Other current assets	4,142	2,899

Total current assets	201,547	240,545
Fixed assets, net	11,790	11,974
Investments	14,238	23,689
Deferred tax asset, net	6,662	14,071
Goodwill	3,475	1,676
Intangible asset	9,953	—
Other noncurrent assets	787	738

Total assets	$248,452	$292,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$13,375	$12,971
Compensation and benefits payable	9,065	28,060
Income taxes payable	5,342	3,024
Acquisition payable	3,697	—
Accounts payable and other liabilities	6,160	5,039

Total current liabilities	37,639	49,094
Other noncurrent liabilities:
Acquisition payable	—	3,942
Deferred rent payable	4,957	5,155

Total liabilities	42,596	58,191

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 136,424 and 138,415 at September 30, 2016 and December 31, 2015, respectively	1,364	1,384
Additional paid-in capital	237,378	257,960
Accumulated other comprehensive income/(loss)	900	(126)
Accumulated deficit	(33,786)	(24,716)

Total stockholders’ equity	205,856	234,502

Total liabilities and stockholders’ equity	$248,452	$292,693

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	Sept. 30, 2016	Sept. 30, 2015
Cash flows from operating activities:
Net income	$23,678	$59,522
Non-cash items included in net income:
Income tax expense	14,761	40,573
Depreciation and amortization	978	696
Stock-based compensation	11,092	7,878
Deferred rent	(173)	(26)
Accretion to interest income and other	(75)	9
Changes in operating assets and liabilities:
Accounts receivable	10,207	(7,253)
Other assets	(1,371)	(1,892)
Acquisition payable	(218)	693
Fund management and administration payable	414	1,216
Compensation and benefits payable	(18,944)	7,402
Income taxes payable	2,260	840
Accounts payable and other liabilities	1,336	490

Net cash provided by operating activities	43,945	110,148

Cash flows from investing activities:
Purchase of fixed assets	(654)	(1,606)
Purchase of investments	(6,048)	(11,353)
Acquisition less cash acquired	(11,818)	—
Proceeds from the redemption of investments	13,579	1,681

Net cash used in investing activities	(4,941)	(11,278)

Cash flows from financing activities:
Dividends paid	(32,748)	(32,867)
Shares repurchased	(39,116)	(23,689)
Proceeds from exercise of stock options	107	4,471

Net cash used in financing activities	(71,757)	(52,085)

Increase/(decrease) in cash flows due to changes in foreign exchange rate	815	(77)

Net (decrease)/increase in cash and cash equivalents	(31,938)	46,708
Cash and cash equivalents – beginning of period	210,070	165,284

Cash and cash equivalents – end of period	$178,132	$211,992

Supplemental disclosure of cash flow information:
Cash paid for taxes	$6,664	$551

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Sept. 30, 2015
U.S. LISTED ETFs

Total ETFs (in millions)
Beginning of period assets	$38,046	$44,256	$61,299
Inflows/(outflows)	(2,380)	(4,949)	(661)
Market appreciation/(depreciation)	2,038	(1,261)	(7,591)

End of period assets	$37,704	$38,046	$53,047

Average assets during the period	$38,710	$41,830	$59,572
Revenue days	92	91	92
Number of ETFs – end of the period	93	99	79
ETF Industry and Market Share (in billions)
ETF industry net inflows	90.1	30.8	43.2
WisdomTree market share of industry inflows	n/a	n/a	n/a
Average ETF advisory fee during the period
Alternative strategy ETFs	0.78%	0.87%	0.95%
Emerging markets equity ETFs	0.71%	0.71%	0.72%
International developed equity ETFs	0.56%	0.56%	0.56%
International hedged equity ETFs	0.54%	0.54%	0.54%
Currency ETFs	0.50%	0.50%	0.50%
Fixed income ETFs	0.47%	0.48%	0.51%
U.S. equity ETFs	0.35%	0.35%	0.35%

Blended total	0.51%	0.52%	0.53%

EUROPEAN LISTED ETPs

Total ETPs (in thousands)
Beginning of period assets	$560,063	$488,069	$384,089
Inflows/(outflows)	92,045	20,578	191,044
Market appreciation/(depreciation)	(4,611)	51,416	(143,874)

End of period assets	$647,497	$560,063	$431,259

Average assets during the period	$575,248	$544,677	$419,112
Average ETP advisory fee during the period	0.82%	0.84%	0.83%
Number of ETPs – end of the period	67	67	62

Total UCITS ETFs (in thousands)
Beginning of period assets	$391,900	$396,901	$228,588
Inflows/(outflows)	(58,908)	26,931	62,217
Market appreciation/(depreciation)	38,315	(31,932)	(26,353)

End of period assets	$371,307	$391,900	$264,452

Average assets during the period	$434,767	$400,047	$246,558
Average UCITS ETF advisory fee during the period	0.44%	0.46%	0.45%
Number of UCITS ETFs – end of the period	27	27	12

CANADIAN LISTED ETFs

Total ETFs (in thousands)
Beginning of period assets	—	—	—
Inflows/(outflows)*	$68,531	—	—
Market appreciation/(depreciation)	(104)	—	—

End of period assets	$68,427	—	—

Average assets during the period	$68,177	n/a	n/a
Average ETF advisory fee during the period	0.51%	n/a	n/a
Number of ETFs – end of the period	6	n/a	n/a

U.S. Headcount	151	149	128
Non-U.S. Headcount	52	55	34

*	ETFs inception date July 14, 2016.

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage. We disclose gross margin, which we define as total revenues less fund management and administration expenses and third-party sharing arrangements, and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third party service providers to operate our ETPs and third party marketing agents whose fees are associated with our AUM level. Management tracks gross margin and gross margin percentage to analyze the profitability of operating our products.

•	Operating results for our U.S. listed ETF business. We disclose the results of our U.S. listed ETF business separately from the start up stage of our European business to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results.

•	Operating results for the second quarter of 2016 excluding a $6.0 million charge related to the accelerated buyout of the minority shareholders of our European business. We exclude this charge, which is not deductible for tax purposes, when analyzing our results as it is a one-time, non-recurring charge and not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Sept. 30, 2015
GAAP total revenue	$51,789	$55,981	$80,753
Fund management and administration	(10,372)	(10,621)	(10,519)
Third-party sharing arrangements	(622)	(709)	(485)

Gross margin	$40,795	$44,651	$69,749

Gross margin percentage	78.8%	79.8%	86.4%

U.S. listed ETFs:
Total revenue	$49,960	$54,447	$79,472
Fund management and administration	(9,110)	(9,339)	(9,666)
Third-party sharing arrangements	(622)	(709)	(485)

Gross margin	$40,228	$44,399	$69,321

Gross margin percentage	80.5%	81.5%	87.2%

Adjusted net income and diluted earnings per share:
Net income, as reported		$3,651
Add back acquisition payment		5,993

Adjusted net income		$9,644
Weighted average common shares—diluted		135,132
Adjusted net income per share—diluted		$0.07

Adjusted pretax margin:
Income before income taxes		$11,156
Add back acquisition payment		5,993

Adjusted income before income taxes		$17,149

Total revenues		$55,981
Adjusted pretax margin		30.6%